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                                                                      Exhibit 21


                       TCI Satellite Entertainment, Inc.
                a Delaware corporation, incorporated on 11/1/96
                             Fed ID #:  84-1299995


                            SUBSIDIARY INFORMATION


Subsidiary               Fed ID #     State of Inc.   Date of Inc.
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Tempo Satellite, Inc.    73-1324225   Oklahoma        3/22/88